Exhibit 10.1

                            STOCK PURCHASE AGREEMENT

     STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of October 1, 2004, by and among GameStop Corp., a Delaware corporation ("Buyer"), Barnes & Noble, Inc., a Delaware corporation ("Barnes & Noble"), and B&N GameStop Holding Corp., a Delaware corporation and a wholly owned subsidiary of Barnes & Noble ("Seller," and together with Barnes & Noble, the "B&N Parties").

                                    RECITALS

     WHEREAS, Seller is the sole record and beneficial owner of 36,009,000 shares of Class B Common Stock, par value $.001 per share (the "Class B Common Stock"), of Buyer, which 36,009,000 shares of Class B Common Stock constitute all of the issued and outstanding shares of Class B Common Stock;

     WHEREAS, Barnes & Noble and Seller desire to dispose of all of Seller's shares of Class B Common Stock and that for various business purposes, such complete disposition will be implemented by selling the Purchased Stock (defined below) and distributing the balance of Seller's shares of Class B Common Stock to the stockholders of Barnes & Noble as part of an overall plan or series of interrelated transactions;

     WHEREAS, Buyer desires to buy from Seller, and Seller desires to sell to Buyer, 6,107,338 of the shares of the Class B Common Stock owned by Seller (the "Purchased Stock");

     WHEREAS, on or about the date hereof, Barnes & Noble is publicly disclosing its intention to distribute Seller's remaining 29,901,662 shares of Class B Common Stock to Barnes & Noble's stockholders in a dividend intended to be tax-free under Section 355 ("Section 355") of the Internal Revenue Code of 1986, as amended (the "Spin-Off");

     WHEREAS, the management of Barnes & Noble has determined that the Spin-Off will further substantial corporate business purposes because it will (1) enable Barnes & Noble's management to focus more closely on its core business, (2) reduce investor confusion, and (3) enhance Barnes & Noble's ability to utilize its equity capital for (a) future acquisitions and (b) employee compensation; and

     WHEREAS, the management of Buyer has determined that the Spin-Off will further substantial corporate business purposes because it will (1) enable Buyer's management to focus more closely on its core business, (2) increase the number of Buyer's shareholders and the number of Buyer's publicly traded shares,
(3) reduce investor confusion, and (4) enhance Buyer's ability to utilize its equity capital for (a) potential equity offerings and equity-linked debt offerings, (b) future acquisitions and (c) employee compensation.

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements contained herein, and upon the terms and subject to the conditions hereinafter set forth, the parties hereto hereby agree as follows:

     1. Purchase and Sale. Subject to the terms and conditions of this Agreement, in consideration of an aggregate purchase price of $111,519,991.80, consisting of $37,500,000 in cash (the "Cash Consideration") and a promissory note in the form attached hereto as Exhibit A in the principal amount of $74,019,991.80 (the "Note"), Seller hereby sells, assigns and transfers to Buyer the Purchased Stock.

     2. Deliveries. On the date hereof, (i) Seller shall deliver to Buyer a certificate or certificates representing the Purchased Stock, together with stock powers or other instruments of transfer duly endorsed in the name of Buyer, and (ii) Buyer shall deliver to Seller (x) the Cash Consideration by wire transfer of immediately available funds to an account or accounts designated by Seller, (y) the duly executed Note, and (z) to the extent that the certificate or certificates delivered pursuant to clause (i) above represents more shares than the Purchased Stock, a certificate or certificates registered in the name of Seller representing such excess shares of Class B Common Stock.

     3. Representations and Warranties. (a) The B&N Parties hereby, jointly and severally, represent and warrant to Buyer as follows:

          (i) Each B&N Party is duly organized, validly existing and in good standing under the laws of the State of Delaware, and each B&N Party has the full right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereunder. This Agreement has been duly and validly executed and delivered by each B&N Party and, assuming the due execution and delivery of this Agreement by Buyer, constitutes the legal, valid and binding obligation of such B&N Party, enforceable against such B&N Party in accordance with its terms, subject to all laws and rules of law including (x) those of general application relating to bankruptcy, insolvency and the relief of debtors, and (y) those governing specific performance, injunctive relief and other equitable remedies.

          (ii) The execution, delivery and performance by each B&N Party of this Agreement and the consummation by each B&N Party of the transactions contemplated hereby will not, with or without the giving of notice or the lapse of time, or both, (x) violate any provision of law, rule or regulation to which such B&N Party is subject, (y) violate any order, judgment or decree applicable to such B&N Party, or (z) conflict with, or result in a breach or default under any agreements or other instruments to which such B&N Party is a party or by it or any of its properties or assets are bound, except, in each case, for violations, conflicts, breaches or defaults which in the aggregate would not have a material adverse effect on the businesses, operations, assets, properties or financial condition of such B&N Party or the consummation of the transactions contemplated under this Agreement.

          (iii) Seller is the sole record and beneficial owner of the Purchased Stock, free and clear of all liens, claims, security and other interests, pledges, mortgages, rights of first refusal, preemptive rights, transfer restrictions, options, proxies, voting trusts and other encumbrances ("Liens"), other than Liens that may exist pursuant to Barnes & Noble's Amended and Restated Credit and Term Loan Agreement, dated as of August 10, 2004, with Bank of America, N.A., as administrative agent, and the security documents relating thereto, which permit the sale of the Purchased Stock contemplated by this Agreement.

          (iv) No consent, approval or authorization of, or filing with, any governmental or regulatory authority or any other person or entity is required in connection with the execution, delivery and performance by Seller of this Agreement, except post-transaction filings pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act").

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          (b) Buyer hereby represents and warrants to the B&N Parties as follows:

               (i) Buyer is duly organized, validly existing and in good standing under the laws of the State of Delaware, and Buyer has the full right, power and authority to execute and deliver this Agreement and the Note and to consummate the transactions contemplated hereunder and thereunder. This Agreement and the Note have been duly and validly executed and delivered by Buyer, and, assuming the due execution and delivery of this Agreement by the B&N Parties, this Agreement and the Note constitute the legal, valid and binding obligations of Buyer, enforceable against Buyer in accordance with their terms, subject to all laws and rules of law including (x) those of general application relating to bankruptcy, insolvency and the relief of debtors, and (y) those governing specific performance, injunctive relief and other equitable remedies.

               (ii) The execution, delivery and performance by Buyer of this Agreement and the Note and the consummation by Buyer of the transactions contemplated hereby and thereby will not, with or without the giving of notice or the lapse of time, or both, (x) violate any provision of law, rule or regulation to which Buyer is subject, (y) violate any order, judgment or decree applicable to Buyer, or (z) conflict with, or result in a breach or default under any agreements or other instruments to which Buyer is a party or by which it or any of its properties or assets are bound, except, in each case, for violations, conflicts, breaches or defaults which in the aggregate would not have a material adverse effect on the businesses, operations, assets, properties or financial condition of Buyer or the consummation of the transactions contemplated under this Agreement and the Note.

               (iii) No consent, approval or authorization of, or filing with, any governmental or regulatory authority or any other person or entity is required in connection with the execution, delivery and performance by Buyer of this Agreement and the Note, except post-transaction filings pursuant to the Exchange Act.

          (c) The representations and warranties set forth herein shall survive the consummation of the transactions contemplated by this Agreement, and shall terminate upon the full payment of the principal and interest due and owing under the Note.

     4. Further Assurances. At any time and from time to time after the date hereof, the B&N Parties, on the one hand, and the Buyer, on the other hand, shall, at the request of the other and at the expense of such requesting party, execute and deliver any further instruments or documents and take all such further action as shall be necessary, desirable or expedient to make effective the consummation of the transactions contemplated hereby. The parties hereto agree and acknowledge that the Separation Agreement between Barnes & Noble and the Buyer, dated as of January 1, 2002, shall continue to be in full force and effect following the Spin-Off, in accordance with its terms, and the parties hereto shall fully cooperate in effecting the Spin-Off as tax free under Section 355.

     5. Miscellaneous. (a) This Agreement and the Note constitute the sole understanding of the parties with respect to the subject matter hereof and supersede and cancel all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter.

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          (b) No amendment or modification of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto, except that any of the terms and provisions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof. No waiver of any provision of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof.

          (c) The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto; provided, however, that this Agreement may not be assigned by any of the B&N Parties without the prior written consent of Buyer or by Buyer without the prior written consent of the B&N Parties, except that any of the B&N Parties may, at its discretion, assign this Agreement to any direct or indirect wholly owned subsidiary of Barnes & Noble. Notwithstanding anything to the contrary contained herein, Seller shall be entitled to assign its rights under the Note in its sole and absolute discretion.

          (d) All notices and other communications under this Agreement must be in writing and will be deemed to have been duly given or made as follows:
     (i) if sent by registered or certified mail in the United States, return receipt requested upon receipt, five business days after being so sent;
     (ii) if sent by reputable overnight air courier, two business days after being so sent; (iii) if sent by telecopy transmission, with a copy mailed on the same day in the manner provided in clause (i) or (ii) above, when transmitted and receipt is confirmed by telephone; or (iv) if otherwise actually personally delivered, when delivered, and shall be sent or delivered as follows:

          If to the Buyer, to:

          GameStop Corp.
          2250 William D. Tate Avenue,
          Grapevine, Texas 76051
          Attention:  David W. Carlson
          Fax: (817) 424-2820

          If to any B&N Party, to:

          Barnes & Noble, Inc.
          122 Fifth Avenue
          New York, NY 10011
          Attention:  Larry Zilavy
          Fax: (212) 807-6033

          (e) This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York. Each of the parties hereby irrevocably and unconditionally submits to the nonexclusive personal jurisdiction of the Supreme Court of the State of New York sitting in New York County and to the United States District Court for the Southern District of New York, and any appellate court thereof in any action or proceeding arising out of or relating to this Agreement or the Note or for the recognition or enforcement of any judgment arising out of or relating to this Agreement or the Note, and hereby waives any objection as to venue and forum non

                                      -4-

     conveniens with respect to any such actions brought in any of such courts. Process in any such action or proceeding may be served by certified mail on any party hereto anywhere in the world where such party is found and may also be served upon any party in the manner provided for the service of process under the laws of the State of New York or the laws of the place or jurisdiction where such party is found.

          (f) The section and paragraph headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

          (g) All costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be the obligation of the party incurring such costs and expenses.

          (h) This Agreement may be executed in counterparts, each of which shall be deemed an original and together which shall constitute one and the same instrument.

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
          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                        GAMESTOP CORP.

                        By: /s/ David W. Carlson
                        -------------------------
                        David W. Carlson
                        Executive Vice President and
                         Chief Financial Officer


                        BARNES & NOBLE, INC.

                        By: /s/ Larry Zilavy
                        -------------------------
                        Larry Zilavy
                        Executive Vice President of Corporate Finance
                         and Strategic Planning


                        B&N GAMESTOP HOLDING CORP.

                        By: /s/ Larry Zilavy
                        -------------------------
                        Larry Zilavy
                        Executive Vice President of Corporate Finance
                         and Strategic Planning


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